EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 17, 2022, relating to the financial statements of PolyMet Mining Corp. and the effectiveness of PolyMet Mining Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 40-F of PolyMet Mining Corp. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 27, 2023